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                                                                     EXHIBIT 4.3

THIS WARRANT AND THE PREFERRED STOCK OR COMMON STOCK RECEIVABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

              VOID AFTER 5:00 P.M., PACIFIC TIME, ON MARCH 28, 2007

            WARRANT TO PURCHASE SERIES A CONVERTIBLE PREFERRED STOCK

                                  CENTIV, INC.

WARRANT NO. ______              ORIGINAL ISSUE DATE:  MARCH 28, 2002

        This is to Certify That, FOR VALUE RECEIVED, _________ ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from CENTIV, INC. (the "Company"), at any time until 5:00 P.M., Pacific Time, on March 28, 2007 ("Expiration Date"), 1,000 shares ("Shares") of the Company's Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"), which number is subject to adjustment from time to time as provided in this Warrant. The shares of Preferred Stock are convertible into shares of the Company's Class A Common Stock, $.001 per share ("Common Stock"), initially at the rate of ten (10) shares of Common Stock for each one (1) share of Preferred Stock. The exercise price of the Warrant shall be $15.00 per Share, subject to adjustment as provided in Section 8 hereof ("Exercise Price").

        This Warrant has been issued pursuant to the Securities Purchase Agreement dated March 28, 2002, among the Company and the purchasers identified therein (as amended from time to time, the "Purchase Agreement"). The Holder is entitled to the rights in the Purchase Agreement and in the Investor Rights Agreement dated March 28, 2002 among the Company and the aforementioned purchasers (as amended from time to time, the "Investor Rights Agreement"), including the rights relating to the registration of the shares of Common Stock issuable upon conversion of the Preferred Stock issued hereunder or otherwise issuable under this Warrant (collectively, the "Common Shares"), unless the Holder is not a party to those agreements and has not been validly assigned rights therein.

        1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price for the number of Shares specified in such Form, in cash or check payable to the order of the Company. The Shares so purchased shall be deemed to be issued to the Holder or the Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant

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shall have been surrendered and the completed Exhibit A shall have been delivered and payment shall have been made for such Shares as set forth above or, if such day is not a business day, on the next succeeding business day. The Shares so purchased, representing the aggregate number of shares specified in the executed Exhibit A, shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) business days, after this Warrant shall have been so exercised. If (a) the Holder is exercising this Warrant for shares of Common Stock, (b) the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and
(c) the certificates therefor are not required to bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company, upon request of the Holder, shall cause its transfer agent to electronically transmit the Shares so purchased to the Holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied or such transfer is not so requested by the Holder, the Company shall deliver to the holder physical certificates representing the Shares so purchased.

        If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

        2. REDEMPTION. During the term of this Warrant, the Company will have the right to redeem all of the Warrants on fifteen (15) business days' prior written notice (the period from the date notice is given to the date of redemption being referred to as the "Notice Period") at a redemption price of $0.10 (as appropriately adjusted for stock splits, reverse stock splits and other events described in Section 8, including the conversion of all outstanding shares of Preferred Stock to Common Stock so that the aggregate redemption price remains unchanged) per Share any time after both of the following two conditions have been satisfied: (i) the "Market Price" per share of Common Stock, as defined below, has equaled or exceeded $1.80 (as adjusted for stock splits, reverse stock splits and the like) for a period of ten (10) consecutive Trading Days (as defined below); and (ii) a registration statement covering the resale of the Common Shares has been declared effective by the Securities and Exchange Commission and, during such 10-trading day period and at the time that such notice was given, the registration statement remained effective and no Suspension Periods (as defined in the Investor Rights Agreement) were then in effect; provided, that for such redemption to be effective such registration statement must also remain effective throughout the Notice Period. If the Company elects to exercise its redemption right, the Holder of this Warrant may either exercise the Warrant, in whole or in part, or tender the Warrant to the Company for redemption, in whole or in part. Within ten (10) business days after the expiration of the Notice Period, the Company will mail a redemption check for the redemption price to the Holder of this Warrant should any portion of the Warrant remain outstanding at the end of the Notice Period, whether or not the Holder has surrendered this Warrant for redemption. This Warrant shall not be exercisable after the expiration of the Notice Period, provided that the Company mails the redemption check in the period provided in the previous sentence. "Market Price" per share of Common Stock on a particular day means (i) the last sale price on such day on the principal national stock exchange or quotation system on which the Common Stock is then listed or admitted to trading, or (ii) if no sale takes place on such date on any such exchange or quotation system, the average of the reported closing bid and asked prices on such day as officially noted on any such exchange or quotation system. "Trading Day" shall mean a business day on which at least 25,000 shares of Common Stock are traded on the principal United States securities exchange or automated quotation system on which such security is listed or traded. The Warrants may not be redeemed at any time that the Common Stock is not trading on a

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national stock exchange or automated quotation system or trading in Common Stock has been suspended by the exchange or automated quotation system.

        3. RESERVATION OF SHARES. The Company hereby agrees that at all times that this Warrant remains outstanding there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Shares and Common Shares as shall be required for issuance or delivery upon exercise of this Warrant and/or conversion of the Shares.

        4. LIMIT ON FRACTIONAL SHARES. No fractional Shares, shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

        5. SHARES TO BE FULLY PAID. All Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances.

        6. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Shares purchasable hereunder. Subject to Section 12, any transfer or assignment shall be made by surrender of this Warrant to the Company with the Assignment Form annexed hereto as Exhibit B duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

        7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant (and, if the Holder is a party or an assignee or rights therein, the Purchase Agreement and the Investor Rights Agreement) and are not enforceable against the Company except to the extent set forth herein (or therein).

        8. ADJUSTMENT PROVISIONS. The number and type of shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

               (a) If the number of shares of Preferred Stock outstanding is increased by a stock dividend payable in shares of Preferred Stock or by a subdivision or split-up of shares of Preferred Stock, then, following the record date for the determination of holders of Preferred Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Preferred Stock for which this Warrant is exercisable and the Exercise Price shall be appropriately adjusted so that the number of shares of Preferred Stock issuable on exercise of this

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        Warrant shall be increased, and the Exercise Price shall be decreased, in proportion to such increase in outstanding shares.

               (b) If the number of shares of Preferred Stock outstanding is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date for such combination, the number of shares of Preferred Stock for which this Warrant is exercisable and the Exercise Price shall be appropriately adjusted so that the number of shares of Preferred Stock issuable on exercise of this Warrant shall be decreased, and the Exercise Price increased, in proportion to such decrease in outstanding shares.

               (c) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Company, or any sale, lease, conveyance to another person of the property of the Company pursuant to which the Company's Preferred Stock is converted into other securities, cash or assets, each Warrant shall after such reorganization, reclassification, consolidation, merger or conveyance be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Preferred Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

               (d) If any event occurs of the type contemplated by the adjustment provisions of this Section 8 but not expressly provided for by such provisions, the Company will give notice of such event to the Holders, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Preferred Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

               (e) Notwithstanding anything to the contrary contained in this Warrant, in the event that all outstanding shares of the Preferred Stock are converted into Common Stock or redeemed, this Warrant shall immediately cease to be exercisable for shares of Preferred Stock and shall thereafter entitle the Holder to receive upon exercise that number of shares of Common Stock into which the Shares otherwise issuable on exercise of this Warrant would have been convertible at the time of such conversion or redemption, subject to the adjustments of this Section 8. Appropriate adjustment shall be made in the Exercise Price per share so that the aggregate Exercise Price for purchasing all shares issuable under this Warrant shall remain unchanged. By way of example, if all of the Preferred Stock converted into Common Stock at a time when the conversion ratio had not changed from the initial conversion ratio of ten (10) shares of Common Stock for each one (1) share of Preferred Stock and no adjustments had been made pursuant to the other paragraphs of this Section 8, then the number of shares of Common Stock issuable upon exercise of this Warrant would be ten times the number of shares of Preferred Stock issuable hereunder and the Exercise Price per share would change from $15.00 to $1.50. In addition to the foregoing, at any time after such conversion or redemption, the references in Sections 8 and 10 of this Warrant to "Preferred Stock" shall instead be read as references to "Common Stock" and references in this Warrant to "Shares" shall be read to mean shares of Common Stock issuable upon exercise hereof.

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        9. STATEMENT OF ADJUSTMENT. Whenever the Exercise Price shall be adjusted as provided in Section 8, the Company shall make available for inspection by the Holder during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer or president, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to Holder at such Holder's address appearing on the Company's records.

        10. NOTIFICATION OF OTHER EVENTS. In case at any time:

        (a) the Company shall declare any dividend upon the Preferred Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Preferred Stock;

        (b) the Company shall offer for subscription pro rata to the holders of the Preferred Stock any additional shares of stock of any class or other rights;

        (c) there shall be any capital reorganization of the Company, or reclassification of the Preferred Stock, or consolidation or merger of the Company with or into another corporation or entity such that the holders of the Company's capital stock immediately prior to such transaction or series of related transactions hold less than 50% of the capital stock of the surviving corporation or entity immediately after such transaction or series of transactions, or sale of all or substantially all of the Company's assets to another corporation or entity; or

        (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (i) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Preferred Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Preferred Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Preferred Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Preferred Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Company's books are closed in respect thereto. The Company shall publicly disclose the events with respect to which any notice delivered hereunder relates prior to delivery of such notice to the holder of this Warrant.

        11. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows: (a) to the Holder at the Holder's address as it appears in the records of the Company or at such other address as the Holder may otherwise indicate in a written notice delivered to the Company or (b) to the Company, at 998 Forest Edge Drive, Vernon Hills, IL 60061, Attn: President, or at such other address as the Company may

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otherwise indicate in a written notice delivered to Holder. All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 11, be deemed given upon delivery, (ii), if delivered by facsimile transmission to the facsimile number as provided in this Section 8, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 11, five (5) days after being placed in the mail.

        12. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may cause the following legend, or one similar thereto, to be set forth on each certificate representing the Shares or any other security issued or issuable upon exercise of this Warrant:

        The securities represented by this certificate may not be offered for sale, sold or otherwise transferred in the absence of an effective registration statement under the Securities Act of 1933 (the "Act"), and under any applicable state securities law, an opinion of counsel satisfactory to the Company that such registration is not, in the circumstances required, or evidence satisfactory to the Company that the Shares have been sold in compliance with Rule 144 promulgated under the Act.

        Neither this Warrant nor any Shares or Common Shares issued upon the exercise hereof shall be transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. Notwithstanding the foregoing, following the date on which the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Investor Rights Agreement or otherwise may be sold by the holder pursuant to Rule 144(k) promulgated under the Act (or a successor rule), the Shares shall not bear any restrictive legend.

        13. EXEMPTION FROM REGISTRATION FOR WARRANT EXERCISE.

        The Company and the Holder acknowledge that the Company will be relying on an exemption from the registration requirements of the Act to deliver Shares to the Holder(s) upon the exercise of the Warrant. The Holder agrees to provide the Company with such information and representations as may be requested by the Company in order to establish a claim to an exemption from the registration requirements of the Act, and any applicable state securities laws, including, a representation that the Holder(s) are taking the Shares or Common Shares for investment, and not with a view to distribution.

        14. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each of the Company and the Holder irrevocably consents to the non-exclusive jurisdiction of the United States federal courts and state courts located in San Francisco, California in any suit or proceeding based on or arising under this Warrant. Each of the Company and the Holder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding in such courts. Each of the Company and the Holder further agrees that service of process upon it mailed by certified or registered mail to the address set forth in Section 11 shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the Holder's right to serve process in any other manner permitted by law. Each of the Company and the Holder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

        15. SUCCESSORS AND ASSIGNS. The rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder hereof. The

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provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

        16. AMENDMENT. This Warrant may not be modified or amended or the provisions hereof waived except by the written consent of the Company and the Holder.

        17. OTHER ACTIONS. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

                                                CENTIV, INC.

                                                By:
                                                     ---------------------------
                                                      Name:
                                                      Title:

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                                    EXHIBIT A

                                  PURCHASE FORM

                                                      DATED: ____________, 200__

The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing __________ shares of [Preferred Stock/Common Stock] of Centiv, Inc., and hereby makes payment of $_____________ in payment of the actual Exercise Price thereof.

[_] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock being acquired hereby to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

                     INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:
       ------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
         ----------------------------------------------------------------------

Signature:
          ---------------------------------------------------------------------

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                                    EXHIBIT B

                                 ASSIGNMENT FORM

                                                        DATED: ___________, 200_

FOR VALUE RECEIVED,
                    ---------------------------------------------

hereby sells, assigns and transfers unto

Name:
         ------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
          ------------------------------------------------------------------

the right to purchase Shares represented by this Warrant to the extent of ______________ shares of [Preferred Stock/Common Stock] as to which such right is exercisable and does hereby irrevocably constitute and appoint
__________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                                Signature:
                                                          ----------------------